UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2024
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VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)
844-399-8998
Registrant’s telephone number, including area code
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOARW	OTC Markets Group, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2024, Volato Group, Inc. (the “Company”) received from NYSE Regulation a Warning Letter (the “Letter”) as provided under Section 1009(a) of the NYSE American LLC ("NYSE American") Company Guide (the “Company Guide”) describing violations by the Company of Sections 301 and 713 of the Company Guide. Section 301 of the Company Guide prohibits a listed company from issuing, or authorizing its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the NYSE American that the securities have been approved for listing. Section 713 of the Company Guide requires stockholder approval when additional shares to be issued in connection with a transaction involve the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. As noted in the Letter, the Company issued approximately 16 million shares of Class A common stock between November 2024 and December 2024 pursuant to a Settlement Agreement and Stipulation Dated November 4, 2024 (the “Settlement Agreement”), that NYSE American has determined were in violation of these provisions.

The Company is implementing additional controls to avoid violations of such NYSE rules in the future.

The Company has been advised by NYSE Regulation that, following the filing of Current Report on Form 8-K and the issuance of the press release referenced in Item 8.01 below, this matter is resolved. A copy of the Letter is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On December 24, 2024, the Company issued a press release disclosing the receipt of the Letter, as required by Sections (401)j and 1009(j) of the Company Guide. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Letter dated December 19, 2024, from NYSE regulation to Volato Group, Inc.
99.2	Press release of Volato Group, Inc. dated December 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 26, 2024

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer